POWER OF ATTORNEY

(For Executing Form ID and Forms 3, 4 and 5 and Schedules 13D and 13G)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Michelle Peleg and Kathleen Murray of Cooley LLP, and David Friedberg of TPB Acquisition Corporation I (the "Company"), signing individually, the undersigned's true and lawful attorneys-in fact and agents to:

(1)	Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") Form ID and
Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 13 or Section 16 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder in the undersigned's capacity as a beneficial owner of a registered class of securities of the Company;

(2)	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form ID and Forms 3, 4 or 5, Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) and Forms 144, and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and

(3)	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act and Rule 144 thereunder.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Form ID or Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by Cooley LLP or by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: March 8, 2021

TPB Acquisition Sponsor I, LLC
By: David A. Friedberg, Sole Member
/s/ David A. Friedberg
By: David A. Friedberg, Sole Member

Date: March 8, 2021

The Production Board, LLC
By: David A. Friedberg, Chief Executive Officer
/s/ David A. Friedberg
By: David A. Friedberg, Chief Executive Officer